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                                                                      Exhibit 11

                       NANOPHASE TECHNOLOGIES CORPORATION

               STATEMENTS REGARDING COMPUTATION OF LOSS PER SHARE

                                                            Years ended December 31,
                                                ---------------------------------------------
                                                     2002            2001            2000
                                                     ----            ----            ----
Weighted average common shares outstanding         14,551,479      13,667,062      13,390,741
                                                =============   =============   =============
Net loss                                        $  (5,155,237)  $  (5,740,243)  $  (4,518,327)
                                                =============   =============   =============
Net loss per common share-basic and diluted     $       (0.35)  $       (0.42)  $       (0.34)
                                                =============   =============   =============
